SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2004

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed with reference to, and hereby is incorporated by reference into, the Registration Statement on Form S-3 (File No. 333-116711), of Cedar Fair, L.P. filed with the Securities and Exchange Commission on June 22, 2004.

  Exhibit.

Exhibit (1) - Underwriting Agreement dated as of July 14, 2004, among Cedar Fair, L.P. as issuer, and KeyBanc Capital Markets, a division of McDonald Investments Inc., A.G. Edwards & Sons, Inc., Stifel, Nicolaus & Company, Inc., and Natexis Bleichroeder Inc as underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

By Cedar Fair Management, Inc., General Partner

By:	/s/ Bruce A. Jackson
Bruce A. Jackson Corporate Vice President, Finance and Chief Financial Officer

Date: July 16, 2004

EXHIBIT INDEX

Exhibit Number	Description

1

Underwriting Agreement dated as of July 14, 2004, among Cedar Fair, L.P. as issuer, and KeyBanc Capital Markets, a division of McDonald Investments Inc., A.G. Edwards & Sons, Inc., Stifel, Nicolaus & Company, Inc., and Natexis Bleichroeder Inc as underwriters.